EXHIBIT 99.1



                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


                              _____________

                                FORM 11-K
                              ANNUAL REPORT
                              _____________


                      PURSUANT TO SECTION 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

                 For Fiscal year Ended December 31, 1997

             GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
                      EMPLOYEE STOCK OWNERSHIP PLAN

                         GIANT INDUSTRIES, INC.
                         ______________________


     The principal executive offices of Giant Industries, Inc. are located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------

(a)  Financial Statements and Supplemental Schedules

                                                    Page Number
                                                    -----------

     Independent Auditors' Report                      F-1

     Statements of Net Assets Available                F-2
     for Benefits - December 31, 1997 and 1996

     Statements of Changes in Net Assets               F-3
     Available for Benefits - Years Ended
     December 31, 1997 and 1996

     Notes to Financial Statements                  F-4 to F-7

     Supplemental Schedules:

     Schedule of Assets Held for Investment Purposes   F-8

     Schedule of Reportable Transactions               F-9

(b)  Exhibits - none




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                          SIGNATURES
                          ----------

    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                     EMPLOYEE STOCK OWNERSHIP PLAN OF GIANT
                     INDUSTRIES, INC. AND AFFILIATED COMPANIES


Date: March 27, 1998       Signature: /s/ A. Wayne Davenport
                                     -------------------------------
                                     A. Wayne Davenport,
                                     Vice President and
                                     Chief Financial Officer


Date: March 27, 1998       Signature: /s/ Morgan Gust
                                     -------------------------------
                                     Morgan Gust,
                                     Vice President-General Counsel


Date: March 27, 1998       Signature: /s/ Charley Yonker, Jr.
                                     -------------------------------
                                     Charley Yonker, Jr.,
                                     Director of Human Resources





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
INDEPENDENT AUDITORS' REPORT

Administrative Committee
Employee Stock Ownership Plan of
Giant Industries, Inc. and Affiliated Companies
Scottsdale, Arizona

We have audited the accompanying statements of net assets available for benefits of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules for the year ended December 31, 1997 on pages F-8 and F-9 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 27, 1998

                      EMPLOYEE STOCK OWNERSHIP PLAN OF
              GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

              STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                         DECEMBER 31, 1997 AND 1996


                                                        1997          1996
                                                    -----------    -----------
ASSETS
------
INVESTMENTS AT FAIR VALUE (Note 3):
   Cash and cash equivalents                        $    35,989    $   400,426
   Mutual funds                                       2,876,097      2,448,435
   Limited partnership                                    6,096          6,600
   Common stock of Giant Industries, Inc.            23,220,850     18,145,232
   Loans to participants                                 28,941         32,253
                                                    -----------    -----------
          Total investments at fair value            26,167,973     21,032,946

CONTRIBUTION RECEIVABLE                                 536,478

INTEREST AND DIVIDENDS RECEIVABLE                        61,550          2,603

OTHER RECEIVABLES                                           470          1,227
                                                    -----------    -----------
          Total assets                               26,766,471     21,036,776

LIABILITIES
-----------
ACCRUED LIABILITIES                                       9,247          9,247
                                                    -----------    -----------
NET ASSETS AVAILABLE FOR BENEFITS                   $26,757,224    $21,027,529
                                                    ===========    ===========

See notes to financial statements.


                            EMPLOYEE STOCK OWNERSHIP PLAN OF
                    GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

              STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                         YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                             1997           1996
                                                         -----------    -----------
ADDITIONS:
Net appreciation in fair value of investments (Note 3)   $ 6,536,632    $ 2,871,648
Interest and dividend income                                 342,652        297,862
Employer contribution                                        536,478        450,000
                                                         -----------    -----------
  Total additions                                          7,415,762      3,619,510

DEDUCTIONS - Distributions to participants                 1,686,067      2,234,453
                                                         -----------    -----------
NET INCREASE                                               5,729,695      1,385,057

NET ASSETS AVAILABLE FOR BENEFITS, BEGINNING OF YEAR      21,027,529     19,642,472
                                                         -----------    -----------
NET ASSETS AVAILABLE FOR BENEFITS, END OF YEAR           $26,757,224    $21,027,529
                                                         ===========    ===========

See notes to financial statements.

                   EMPLOYEE STOCK OWNERSHIP PLAN OF
          GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                    NOTES TO FINANCIAL STATEMENTS
               YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   DESCRIPTION OF THE PLAN

     GENERAL - On June 30, 1987, Giant Industries, Inc. (the "Company") converted through an amendment, its Joint Profit Sharing Plan to an Employee Stock Ownership Plan. The Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies (the "Plan") is a non-contributory defined contribution plan which covers all eligible employees. The purpose of the Plan is to enable participants to share in the ownership of the Company. The Summary Plan Description describes the Plan, including contribution allocations, termination, vesting and benefit provisions. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

     CONTRIBUTIONS - The Plan provides for a contribution from the Company from its current or accumulated net income as may be determined annually at the discretion of its Board of Directors.

     DISTRIBUTIONS - Benefits are recorded when paid. The Plan records distributions for Plan participants who have requested payment of their account in stock at the market value of the stock on the date that the shares are reregistered in the name of the participant.

     PARTICIPATION AND VESTING - Each employee hired on or after July 1, 1993 shall become a participant on his or her participation date, which is defined as the January 1 or July 1 coincident with or next following the date on which the employee shall have completed one year of service. The participation date of any employee hired prior to July 1, 1993 shall be determined in accordance with the terms of the Plan prior to the seventh amendment. Participants' interests in their accounts vest over a seven year period. In the event the Plan is terminated by the Company, all participants would immediately become 100 percent vested in their accrued benefits as of the date of Plan termination.

     ALLOCATIONS - Each participant's account is credited with an allocation of the Company's contribution, investment income and forfeitures of terminated participants' non-vested accounts. Allocations to participant accounts are made on a formula based on the ratio that each participant's compensation, as defined, during the Plan year, bears to the compensation of all such participants.

     PLAN ADMINISTRATION - The Company administers the Plan through an administrative committee comprised of three employees who are appointed by the Company's Board of Directors. Most expenses pertaining to the administration of the Plan are being paid by the Company, at the Company's option. Bank of America is the Plan's trustee and custodian and Boyce & Associates is the Plan's recordkeeper.

     AMENDMENTS - The Plan was amended eight times prior to 1996.

     A ninth amendment was executed on October 15, 1996 to be effective January 1, 1996 to permit prior service credit to individuals who became employees of the Company in connection with the Company's purchase of certain assets from Bloomfield Refining Company and Meridian Oil, Inc. and related companies.

     A tenth amendment was executed on December 15, 1997 to be effective January 1, 1997 to permit prior service credit to certain individuals who became employees of the Company in connection with the Company's purchase of certain assets of Thriftway and related entities and Phoenix Fuel Co., Inc. In addition, the definition of compensation was changed to exclude reimbursement or other expense allowances and certain fringe benefits.

     TERMINATION - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting records of the Plan are maintained on the accrual basis of accounting, and accordingly, revenues and expenses are recorded in the year earned or incurred.

     Investments included in the Statement of Net Assets
     Available for Benefits are stated at fair value. The fair value of marketable securities and mutual funds is determined based on quoted market prices as of the Plan's year-end. The fair value of the limited partnership is management's best estimate based on an independent appraisal provided by Bank of America. The Company's common stock value is determined based on the quoted market price as reported by the New York Stock Exchange as of the Plan's year-end. Loans to participants are valued at cost which approximates fair value. The net change in the fair value of investments is recorded in the Statement of Changes in Net Assets Available for Benefits as net appreciation (depreciation) in fair value of investments. Interest and dividend income is recorded on the accrual basis.

     Benefits are recorded when paid.

     The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from these estimates.

3.   INVESTMENTS

     The following tables present the fair value of investments at December 31, 1997 and 1996, with mutual funds and common stock of the Company representing investments greater than 5 percent of the Plan's net assets at December 31, 1997 and 1996.

                                                          DECEMBER 31, 1997
                                                       -----------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL      FAIR
                                                        AMOUNT        VALUE
     Cash and cash equivalents - Bank of America
       Short-term Investment Fund                         35,989   $    35,989
                                                                   -----------
     Mutual Funds:
       ML Lee Acquisition                                     25         4,861
       Bank of America Balanced Fund                     115,251     2,871,236
                                                                   -----------
     Total mutual funds                                              2,876,097
                                                                   -----------
     Limited partnership - Recorp. Mtg. Investors II         1.5         6,096
                                                                   -----------
     Giant Industries, Inc. common stock               1,222,150    23,220,850
                                                                   -----------
     Loans to participants                                              28,941
                                                                   -----------
     Total                                                         $26,167,973
                                                                   ===========

                                                          DECEMBER 31, 1996
                                                       -----------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL      FAIR
                                                        AMOUNT        VALUE
     Cash and cash equivalents - Bank of America
       Short-term Investment Fund                        400,426   $   400,426
                                                                   -----------
     Mutual Funds:
       ML Lee Acquisition                                     25        11,632
       Bank of America Balanced Fund                     115,464     2,436,803
                                                                   -----------
     Total mutual funds                                              2,448,435
                                                                   -----------
     Limited partnership - Recorp. Mtg. Investors II         1.5         6,600
                                                                   -----------
     Giant Industries, Inc. common stock               1,296,088    18,145,232
                                                                   -----------
     Loans to participants                                              32,253
                                                                   -----------
     Total                                                         $21,032,946
                                                                   ===========

     Net appreciation in fair value of the Plan's investments
     (including investments bought, sold and held during the period) for the years ended December 31 consists of the following:

                                              1997        1996

     Recorp. Mtg. Investors II             $     (504)  $  (15,600)
     Mutual funds                             418,954      285,354
     Giant Industries, Inc. common stock    6,118,182    2,601,894
                                           ----------   ----------
     Net appreciation                      $6,536,632   $2,871,648
                                           ==========   ==========

4.   FEDERAL INCOME TAX STATUS

     The plan obtained its latest determination letter on September 16, 1994, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.   RELATED PARTY TRANSACTIONS

     Certain Plan investments are managed by Bank of America. Bank of America is the Trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest.

                            * * * * * *

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
                                    EMPLOYEE STOCK OWNERSHIP PLAN OF
                            GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                                         SUPPLEMENTAL SCHEDULE
                                           DECEMBER 31, 1997


ITEM 27a - ASSETS HELD FOR INVESTMENT PURPOSES

          COLUMN B                               COLUMN C                           COLUMN D      COLUMN E
----------------------------   --------------------------------------------        ----------    -----------
                                    DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUER, BORROWER,      COLLATERAL, RATE OF INTEREST, MATURITY                           CURRENT
  LESSOR, OR SIMILAR PARTY              DATE, PAR OR MATURITY VALUE                   COST          VALUE
----------------------------   --------------------------------------------        ----------    -----------
Bank of America                Short-term Investment Fund - 35,989 shares          $   35,989    $    35,989
ML Lee Acquisition             Mutual Fund - 25 shares                                 25,000          4,861
Bank of America                Balanced Fund - 115,251 shares                       2,557,743      2,871,236
Recorp. Mtg. Investors II      Limited Partnership - 1.5 units                         60,000          6,096
Giant Industries, Inc.         Common stock - 1,222,150 shares                      6,028,291     23,220,850
Loans to participants          Loans at prime plus 3%, collateralized by vested
                                 accounts, due 1998 through 2002                       28,941         28,941
                                                                                   ----------    -----------
                               Total assets held for investment purposes           $8,735,964    $26,167,973
                                                                                   ==========    ===========

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

                                      EMPLOYEE STOCK OWNERSHIP PLAN OF
                              GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                                           SUPPLEMENTAL SCHEDULE
                                             DECEMBER 31, 1997


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS


      COLUMN A                   COLUMN B            COLUMN C    COLUMN D    COLUMN G    COLUMN H     COLUMN I
----------------------  --------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                          CURRENT
                                                                                          VALUE OF
                                                                                          ASSET ON
     IDENTITY OF                                     PURCHASE     SELLING      COST     TRANSACTION
    PARTY INVOLVED         DESCRIPTION OF ASSET        PRICE       PRICE     OF ASSET      DATE       NET GAIN
----------------------  --------------------------  ----------  ----------  ----------  ----------   ----------
Series of Transactions

Bank of America         Balanced Fund               $1,563,316              $1,563,316  $1,563,316
Bank of America         Balanced Fund                           $1,552,958   1,369,102   1,552,958    $183,856
Bank of America         Short-Term Investment Fund   2,796,529               2,796,529   2,796,529
Bank of America         Short-Term Investment Fund               3,160,966   3,160,966   3,160,966
Bank of America         Giant Industries, Inc.         454,094                 454,094     454,094
Bank of America         Giant Industries, Inc.                   1,046,619     358,519   1,046,619     688,100

NOTE: Reportable transactions are those transactions which either singularly or in series of combined purchases and sales during the year exceed 5% of the fair value of the Plan's assets at the beginning of the year.

                                                  F-9